FIRST AMENDMENT
TO
REVOLVING CREDIT AGREEMENT
AMONG
OCEAN ENERGY, INC.,
as the Company,
JPMORGAN CHASE BANK,
as Administrative Agent
and Auction Administrative Agent,
and
the Agents and Lenders Signatory Hereto
Effective as of April 17, 2003

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “First Amendment”) executed effective as of the 17th of April, 2003 (the “Effective Date”) is among OCEAN ENERGY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”); OCEAN ENERGY, INC., a corporation duly organized and validly existing under the laws of the state of Louisiana (the “Guarantor”, and together with the Company, the “Obligors”); each of the other Agents and Lenders that is a signatory hereto; and JPMORGAN CHASE Bank, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

     A.  The Company, the Administrative Agent and others as Agents and as Lenders are parties to that certain Revolving Credit Agreement dated as of May 31, 2002 (the “Revolving Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Company.

     B.  The Company has informed the Administrative Agent and the Lenders that it has entered into that certain Agreement and Plan of Merger dated as of February 23, 2003 with Devon Energy Company (“Buyer”) and Devon NewCo Corporation, a direct and wholly owned subsidiary of Buyer (“Newco”), pursuant to which Buyer will acquire all of the outstanding shares of capital stock of the Company for the consideration set forth therein pursuant to a merger (the “Merger”) of Newco with and into the Company with the Company being the surviving entity; and in connection with the Merger, the Company has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Revolving Credit Agreement.

     C.   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms.  Each capitalized term which is defined in the Revolving Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Revolving Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Revolving Credit Agreement.

     Section 2.  Amendments to Revolving Credit Agreement.

     2.1   Amendment to Definitions.

     (a)  Change of Control.   Section 1.1 is hereby amended by deleting the definition of the term “Change of Control” in its entirety and inserting in lieu thereof the following:

     “Change of Control” shall mean a change either (i) resulting when any Unrelated Person or any Unrelated Persons, other than the Permitted Holders, acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 35% of the aggregate voting power of all classes of Voting Stock of the Company or (ii) during any period of two consecutive years ending on or after the Effective Date, as determined as of the last day of each calendar quarter after the Effective Date, the individuals (the “Incumbent Directors”) who at the beginning of such period constituted the Board of Directors of the Company (other than additions thereto or removals therefrom from time to time thereafter approved by a vote of the Board of Directors in accordance with the Company’s by–laws or as contemplated in connection with the Merger) shall cease for any reason to constitute 51% or more of the Board of Directors of the Company. As used herein (a) “Beneficially Own” means “beneficially own” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” means a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) “Unrelated Person” means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; (d) “Related Person” of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; (e) “Voting Stock” of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency; and (f) “Permitted Holders” means Devon Energy Company and its Subsidiaries.

     (b)Merger. The following definition of “Merger” is hereby added where alphabetically appropriate:

     “Merger” shall mean the merger of Newco (as defined below) with and into the Company with the Company being the surviving entity pursuant to that certain Agreement and Plan of Merger dated as of February 23, 2003 with Devon Energy Company (“Buyer”) and Devon NewCo Corporation, a direct and wholly owned subsidiary of Buyer (“Newco”), as the same may be amended from time to time.

     2.2  Letter of Credit Facility.   Section 2.2(a) is hereby amended by deleting the amount “$150,000,000” and inserting in lieu thereof, the amount “$300,000,000”.

     2.3   ERISA. If the Merger is approved by the requisite number of the Company’s shareholders, then immediately prior to the filing of the certificate of merger with the Delaware Secretary of State, the fourth sentence of Section 8.16 which reads “There are no Unfunded Liabilities with respect to any Plan.” will be deleted and the following will be inserted in lieu thereof:

     “There are no Unfunded Liabilities with respect to any Plan the failure of which to fund, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.”

     Section 3. Conditions Precedent.  The effectiveness of this First Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

     3.1  Loan Documents.  The Administrative Agent shall have received multiple counterparts as requested of the this First Amendment from the Obligors and the Majority Lenders.

     3.2  No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

     Section 4.   Notices; Reduction of Commitments.

     4.1   Notice under Section 9.10. Delivery of this First Amendment shall constitute written notice as required by Section 9.10(i) and (ix). With respect to Section 9.10(i), the Default(s) that would have occurred, but for the effectiveness of this First Amendment, relate to the Merger and the transactions related thereto. The Company has obtained this First Amendment to avoid such Default(s). With respect to section 9.10(ix), the Company will be obligated to make certain change of control tender offers in connection with certain of its outstanding public notes. The Company intends to satisfy this obligation, if any, as required by the terms of instruments governing such public notes.

     4.2   Reduction of Commitment. Upon the filing of a certificate of merger with the Delaware Secretary of State to consummate the Merger, the parties agree that the aggregate Commitments of the Lenders shall be reduced, pro rata among the Lenders, to $300,000,000.

     Section 5. Representations and Warranties; Etc.   Each Obligor hereby affirms: (a) that as of the date of execution and delivery of this First Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this First Amendment and to the amendments contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

     Section 6.   Miscellaneous.

     6.1   Confirmation.  The provisions of the Revolving Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

     6.2   Ratification and Affirmation of Guarantor.  The Guarantor hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party and agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Obligations.

     6.3   Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6.4   NO ORAL AGREEMENT.  THIS WRITTEN FIRST AMENDMENT, THE REVOLVING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

     6.5  Governing Law.   This First Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

COMPANY:
OCEAN ENERGY, INC., a Delaware corporation

By:_______________________
Name:
Title:

GUARANTOR:
OCEAN ENERGY, INC., a Louisiana corporation

By:_______________________
Name:
Title:

JPMORGAN CHASE BANK,
as Administrative Agent, Auction Administrative Agent, sole Issuer and a Lender

By:_______________________
Name:
Title:

BANK ONE, NA (MAIN OFFICE CHICAGO), as a Lender and as a Syndication Agent

By:_______________________
Name:
Title:

FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as a Lender

By:_______________________
Name:
Title:

BNP PARIBAS, as a Lender and as a Documentation Agent

By:_______________________
Name:
Title:

By:_______________________
Name:
Title:

WELLS FARGO BANK TEXAS, N.A., as a Lender and as a Documentation Agent

By:_______________________
Name:
Title:

BANK OF AMERICA, N.A., as a Lender and as a Managing Agent

By:_______________________
Name:
Title:

BANK OF MONTREAL, as a Lender and as a Managing Agent

By:_______________________
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Lender and as a Managing Agent

By:_______________________
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and as a Managing Agent

By:_______________________
Name:
Title:

By:_______________________
Name:
Title:

THE BANK OF NEW YORK, as a Lender

By:_______________________
Name:
Title:

CITIBANK, N.A., as a Lender

By:_______________________
Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

By:_______________________
Name:
Title:

CREDIT SUISSE FIRST BOSTON, as a Lender

By:_______________________
Name:
Title:

By:_______________________
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS, L.P., as a Lender

By:_______________________
Name:
Title:

MERRILL LYNCH BANK USA, as a Lender

By:_______________________
Name:
Title:

SOCIETE GENERALE, as a Lender

By:_______________________
Name:
Title:

TORONTO–DOMINION (NEW YORK), INC., as a Lender

By:_______________________
Name:
Title:

THE BANK OF TOKYO–MITSUBISHI, LTD., as a Lender

By:_______________________
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:_______________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:_______________________
Name:
Title:

SOUTHWEST BANK OF TEXAS, N.A., as a Lender

By:_______________________
Name:
Title: